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                                                                   Exhibit 4.11

THIS STOCK PURCHASE WARRANT AND THE SHARES OF STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE WARRANT MAY NOT BE EXERCISED, AND NEITHER THE WARRANT NOR THE STOCK ISSUABLE UPON ITS EXERCISE MAY BE SOLD OR OTHERWISE TRANSFERRED, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND LAWS OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                             STOCK PURCHASE WARRANT


     FOR VALUE RECEIVED, Capstone Pharmacy Services, Inc., a Delaware corporation (the "Company"), hereby grants to ACA Investors, (the "Holder"), on this ___ day of _______, 1997, the right, subject to the provisions hereinafter set forth, to purchase _________ shares of the Company's Common Stock, $___ par value (all shares of the Common Stock of the Company being referred to as the "Shares"), at the exercise price (the "Exercise Price") of ________ dollars and 00/100 ($_____) per Share.

     This Warrant is subject to the following provisions.

     1. Exercise Period. This Warrant shall be exercisable by Holder, in whole or in increments of ______ Shares or more, subject to the terms of Section 2, beginning as of the date hereof, and Holder's right to exercise this Warrant shall expire on ____________. Upon the expiration of this Warrant, Holder shall return the Warrant to the Company.

     2. Exercise Procedures.

        a. Subject to the terms herein, this Warrant will be deemed to have been exercised when the Company has received the following items (the date that all such items have been received is hereinafter referred to as the "Exercise Date"), at its offices at 2930 Washington Boulevard, Baltimore, Maryland 21230 or at such other address of which it notifies the holder hereof:

           i. a completed Exercise Agreement, in the form attached hereto as Exhibit A, (or, if the Shares have been registered under the Securities Act of 1933, in the form attached hereto as Exhibit B) executed by the Holder;

           ii. this Warrant; and

          iii. the Exercise Price, in immediately available funds or as set forth in Section 6 hereof.





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        b. Certificate(s) evidencing the Shares being purchased will be delivered to Holder promptly after the Exercise Date, and the Shares so issued shall be deemed for all purposes to have been issued to Holder and Holder will be deemed for all purposes to have become the record holder of the Shares as of the Exercise Date. If the Holder exercises the Warrant for less than all of the Shares issuable hereunder, the Company shall issue and deliver to the Holder a new Warrant of like tenor and date for the balance of the Shares issuable hereunder.

        c. Freedom from Liens, etc. When issued in accordance with the terms hereof, said Shares will be fully paid and nonassessable, and free and clear of all liens, pledges, security interests, restrictions, claims, charges or other encumbrances, other than those placed upon such securities by applicable state and federal law and as otherwise provided herein.

     3. Adjustment of Exercise Price, Conversion Price and Number of Shares. To prevent dilution of the rights granted under this Warrant, the initial Exercise Price shall be subject to adjustment from time to time as provided in this
Section 3 (such price or such price as last adjusted pursuant to the terms hereof, as the case may be, is herein called the "Exercise Price"), and the number of Shares obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 3.

        a. Subdivision or Combination of Shares. If the Company at any time after the date hereof shall, by consolidation, merger, stock dividend, subdivision, stock split or combination or other reclassification of securities (any such action herein referred to as a "Reclassification"), change any of the securities to which purchase rights under this Warrant exist into the same or a different number of securities of any class or series, this Warrant shall entitle the Holder to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such Reclassification, and the Exercise Price shall be appropriately adjusted.

        b. Notices. Following any adjustment pursuant to this Section 3, the Company will give written notice of the new Exercise Price and number of securities to the Holder.

     4. No Voting Rights. This Warrant will not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

     5. Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the ownership and loss, theft, destruction or mutilation of this Warrant, and receipt of indemnity reasonably satisfactory to the Company, the Company will execute and deliver a replacement to this Warrant, representing the then current identical rights granted herein. All costs of such replacement shall be borne by the Holder.





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     6. Cashless Exercise. Notwithstanding anything to the contrary contained herein, Holder shall have the right to pay the Exercise Price in shares of Common Stock to be received pursuant to such exercise (a "Cashless Exercise"). If Holder elects to make a Cashless Exercise the Holder shall be entitled to receive the total number of shares for which the exercise is made less the Holdback Shares. "Holdback Shares" shall mean the number of shares equal to the aggregate Exercise Price for such exercise divided by the quoted closing price of the Company's Common Stock on the date of exercise (or if no quotation is available, then the fair market value as determined in a manner agreeable to Company and Holder).

     7. Exercise, Transfer. This Warrant is not transferrable by the Holder, other than pursuant to the laws of descent and distribution, without the consent of the Company. In addition, the Company, in its discretion, may limit the transfer of this Warrant by Holder, the exercise of this Warrant by Holder or a transferee and the sale of the underlying Common Stock to instances, when (i) the Warrant or the Shares subject to this Warrant have been registered under the Securities Act and any applicable state securities law or (ii) when the request for exercise or transfer is accompanied by an opinion of counsel, which opinion and counsel shall be acceptable to the Company and its counsel, to the effect that the exercise, sale or proposed transfer does not require registration under the Securities Act or any state securities law.

     8. Registration Rights. Holder shall be entitled to registration rights for the Shares as described in that certain Letter Agreement dated _______, 199_, by and between ACA Investors and Capstone Pharmacy Services, Inc.

     9. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

     10. Governing Law. This Warrant shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware.








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     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the date first above written.

                                            CAPSTONE PHARMACY SERVICES, INC.

                                            By:  _____________________________

                                            Title: ____________________________

Agreed to and Accepted by:

HOLDER

ACA INVESTORS

By:      ______________________________

Title:   ______________________________






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                                    EXHIBIT A

                               EXERCISE AGREEMENT

     The undersigned, pursuant to the provisions set forth in the attached Stock Purchase Warrant, hereby agrees to subscribe for and purchase ___________ shares (the "Shares") of the Common Stock, $___ par value, of Capstone Pharmacy Services, Inc., a Delaware corporation (the "Corporation"), and herewith makes payment in full therefor at the price per share set forth in said Stock Purchase Warrant.

     To induce the corporation to issue and deliver the Shares, the undersigned represents and warrants to the Corporation that:

     (a) The undersigned has not offered or sold the Shares within the meaning of the Act;

     (b) The undersigned is acquiring the Shares for its own account for investment, with no present intention of dividing its interest with others or of reselling or otherwise disposing of all or any portion of the same;

     (c) The undersigned does not have in mind any sale of any of the Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance;

     (d) The undersigned has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for or which is likely to compel a disposition of the Shares;

     (e) The undersigned is not aware of any circumstances presently in existence which are likely in the future to prompt a disposition of the Shares;

     (f) The Warrant was offered to the undersigned in direct communication between the undersigned and the Corporation and not through any advertisement of any kind;

     (g) The Corporation has given the undersigned access to all information relating to its capital structure, its business operations, and all additional information which the undersigned has felt necessary to make the purchase of the Corporation's Shares. In this regard, the undersigned possesses the financial and business experience in the area in which the Corporation will be involved to make an informed decision to acquire the Shares which the undersigned hereby agrees to purchase; and

     (h) the undersigned has the financial means to bear the economic risk of the investment which the undersigned hereby agrees to make.




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     This letter will also confirm the undersigned's understanding as follows:

     (a) The certificate for the Shares issued to the undersigned will bear the following legend if such Shares have not been registered under the Securities Act of 1933:

     The shares represented by this certificate have not been registered under the Securities Act of 1933 and therefore such shares may not be resold, transferred or hypothecated without (A) the registration of such shares under the Securities Act of 1933, or (B) an opinion of counsel satisfactory to the Corporation to the effect that such registration is not necessary and appropriate stock transfers will be noted in the Corporation's stock records.

     (b) The Corporation has informed the undersigned, and the undersigned understands, that the Shares have not been registered under either the Act or under the any state's "Blue Sky" law, and the Corporation has informed the undersigned that any resale of such Shares is restricted and will require either registration of such Shares or an opinion of the Corporation's counsel that such registration is not necessary.


                                  ACA INVESTORS


                                  Signature:__________________________________

                                  Name (Printed):_____________________________

                                  Title:______________________________________

                                  Tax Identification No.:_____________________

                                  Date:_______________________________________

                                  Address:____________________________________

                                          ____________________________________

                                          ____________________________________




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                                    EXHIBIT B

                               EXERCISE AGREEMENT

     The undersigned, pursuant to the provisions set forth in the attached Stock Purchase Warrant, hereby agrees to subscribe for and purchase ____ shares of the Common Stock, $______ par value, of Capstone Pharmacy Services, Inc., a Delaware corporation, and herewith makes payment in full therefor at the price per share set forth in said Stock Purchase Warrant.

                                  ______________________________________________

                                  Signature:____________________________________

                                  Social Security No.: _________________________

                                  Date:  _______________________________________

                                  Address:______________________________________

                                          ______________________________________

                                          ______________________________________